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                            CIMA LABS INC.
                  1994 DIRECTORS' STOCK OPTION PLAN

                AMENDED EFFECTIVE SEPTEMBER 24, 1996


SECTION 1.  PURPOSE.

     This plan shall be known as the "CIMA LABS INC. 1994 Directors' Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to promote the interests of CIMA LABS INC., a Delaware corporation (the "Company"), by enhancing its ability to attract and retain the services of experienced and knowledgeable independent directors and by providing additional incentive for these directors to increase their interest in the Company's long-term success and progress.

SECTION 2.  ADMINISTRATION.

    (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless and until the Board delegates such administration to a committee (the "Committee") of two or more non-employee directors appointed by the Board. For this purpose, "non-employee director" means a director who either (i) is not a current employee or officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 (Regulation S-K)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a non-employee director for purposes of Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     (b) Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 6. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

SECTION 3.     PARTICIPATION IN THE PLAN.

     Each director of the Company shall be eligible to participate in the Plan unless such director is an employee of the Company or any subsidiary of the Company.

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SECTION 4.  STOCK SUBJECT TO THE PLAN.

     Subject to the provisions of Section 11 hereof, the stock to be subject to options under the Plan shall be authorized by unissued shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Subject to adjustment as provided in Section 11 hereof, the maximum number of shares with respect to which options may be exercised under this Plan shall be 350,000 shares. If an option under the Plan expires, or for any reason is terminated, any shares that have not been purchased upon exercise of the option prior to the expiration or termination date shall again be available for options thereafter granted during the term of the Plan.

SECTION 5.  NON-QUALIFIED STOCK OPTIONS.

     All options granted under the Plan shall be non-qualified stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

     Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     6.1 ONE-TIME OPTION GRANT. An option to purchase 20,000 shares of Common Stock shall be granted automatically on the later of the closing of the first public offering of the Common Stock registered under the Securities Act of 1933, as amended, or the first business day immediately following the date the eligible director is first elected to the Board of Directors of the Company.

     6.2 ANNUAL OPTION GRANTS. An option to purchase 7,500 shares of Common Stock shall be granted automatically on the first business day immediately following each annual meeting of the Company's stockholders (the "Annual Option Grant Date") held during the term of the Plan, beginning with the first annual meeting of stockholders held after the Plan becomes effective pursuant to Section 12 hereof, to each eligible director in office on such Annual Option Grant Date.

     6.3 OPTIONS NON-TRANSFERABLE. No option granted under the Plan shall be transferable by the optionee except (i) by will or by the laws of descent and distribution as provided in Section 6.6 hereof, or (ii) upon such terms and conditions as are expressly set forth in the agreement documenting the grant of such option; the option shall be exercisable during the lifetime of the optionee only by the optionee (or by his or her legal guardian or legal representative) or such transferee. Notwithstanding the foregoing, the optionee may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the option.

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     6.4  PERIOD OF OPTIONS.  Options shall terminate upon the expiration of
10 years from the date on which they were granted.

     6.5  EXERCISE OF OPTIONS.

          (a) Options granted under Section 6.1 hereof shall vest and become exercisable as to 50% of the shares covered by the option on the twelve month anniversary of the date of grant and as to 100% of such shares on the twenty-four month anniversary of the date of grant. Options granted under
Section 6.2 hereof shall vest and become exercisable as to 100% of the shares covered by the option six months subsequent to the date of grant. Options that are vested and exercisable will be exercisable at any time or from time to time during the term of the option. An unvested portion of any option shall only vest so long as the eligible director remains a director on the date such portion vests.

          (b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any federal or state securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

          (c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company in cash (including check, bank draft or money order) or in such other form of consideration as the Committee shall approve.

     6.6 EFFECT OF DEATH. If the optionee shall die prior to the time the option is fully exercised, such option may be exercised at any time within one year after his or her death by the personal representatives or administrators of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares the optionee was entitled to purchase under the option on the date of death and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

SECTION 7.  OPTION EXERCISE PRICE.

     The option exercise price per share for the shares covered by each option shall be equal to the "fair market value" of a share of Common Stock as of the date on which the option is granted, as determined pursuant to
Section 9 hereof.

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SECTION 8.  TIME FOR GRANTING OPTIONS.

    Unless the Plan shall have been discontinued as provided in Section 13 hereof, the Plan shall terminate upon the expiration of 10 years from the date upon which it takes effect as provided in Section 12 hereof. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

SECTION 9.  FAIR MARKET VALUE OF COMMON STOCK.

     For the purposes of the Plan, the fair market value of the Common Stock on a given date shall be the closing price of the Common Stock as reported on the Nasdaq National Market, if the Common Stock is then being quoted on the Nasdaq National Market. If on the date as of which the fair market value is being determined the Common Stock is not publicly traded, the Committee shall make a good faith attempt to determine such fair market value and, in connection therewith, shall take such actions and consider such factors as it deems necessary or advisable.

SECTION 10. LIMITATION OF RIGHTS.

     10.1 NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute, or be evidence of, any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

     10.2 NO STOCKHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by options under the date of issuance to such optionee of a stock certificate therefor, and no adjustment will be made for cash dividends or other rights for which the record date is prior to the date such certificate is issued.

SECTION 11. ADJUSTMENTS TO COMMON STOCK.

     If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split, or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise prices thereof in order to prevent dilution or enlargement of option rights.

SECTION 12. EFFECTIVE DATE OF THE PLAN.

     The Plan shall be approved by the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and voted at a duly held meeting of

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stockholders of the Company and shall thereafter become effective upon the closing of the first public offering of the Common Stock registered under the Securities Act of 1933, as amended.

SECTION 13. AMENDMENT OF THE PLAN.

     The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however that without approval of the stockholders of the Company, no revision or amendment shall be made that (a) absent such stockholder approval, would cause Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto, to become unavailable with respect to the Plan, or (b) requires the approval of the Company's stockholders under any rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company. The Board shall not impair any option theretofore granted under the Plan without the consent of the holder of the option.

SECTION 14.    GOVERNING LAW.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware and construed accordingly.




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